Exhibit 99.1

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF CALIFORNIA

MEDTRONIC SOFAMOR DANEK USA,	CASE NO. 08cv1512-MMA(MDD)
INC., et al,

Plaintiffs/Counterclaim Defendants,

vs.	NOTICE AND ORDER PROVIDING
TENTATIVE RULINGS RE:
PARTIES’ POST TRIAL MOTIONS
NUVASIVE INC.,
[Doc. Nos. 406, 407, 408 & 409]
Defendant/Counterclaimant.

NOTICE TO ALL PARTIES AND ATTORNEYS OF RECORD:

Currently pending before the Court, and set for hearing on Thursday, January 26, 2012 are four post-trial motions: (1) Medtronic’s motion for judgment as a matter of law, or in the alternative, new trial [Doc. No. 406]; (2) NuVasive’s motion for judgment as a matter of law, or in the alternative, new trial [Doc. No. 407]; (3) Warsaw’s motion for supplemental damages [Doc. No. 408]; and (4) Warsaw’s motion for permanent injunction [Doc. No. 409]. Having considered the submissions of the parties, and in anticipation of Thursday’s hearing, the Court issues the following tentative rulings:

(i) The Court tentatively DENIES Medtronic’s motion for judgment as a matter of law, or in the alternative, new trial [Doc. No. 406].

(ii) The Court tentatively DENIES NuVasive’s motion for judgment as a matter of law, or in the alternative, new trial [Doc. No. 407].

(iii) The Court tentatively DENIES Warsaw’s motion for supplemental damages [Doc. No. 408].

(iv) The Court tentatively DENIES Warsaw’s motion for permanent injunction [Doc. No. 409].

Counsel is advised the Court’s rulings are tentative and the Court will entertain additional argument at the hearing on January 26, 2012.

IT IS SO ORDERED.

DATED: January 25, 2012	/s/ Michael M. Anello
Hon. Michael M. Anello United States District Judge